Exhibit 99.1

Citi Trends Announces CEO Transition

Bruce Smith to Step Down

Director Sachse to Serve as Special Advisor

and Assist with the Transition

SAVANNAH, Ga.—(BUSINESS WIRE)—June 11, 2019— Citi Trends, Inc. (NASDAQ: CTRN) — Citi Trends, Inc. today announced chief executive officer Bruce Smith has decided to resign from his position as CEO.  However, in order to provide for an orderly transition, Mr. Smith has agreed to continue to serve as CEO until the earlier of when his successor is in place or February 1, 2020.

“We extend our thanks to Bruce for his service, dedication and leadership over more than a decade at Citi Trends.  He distinguished himself first as chief financial officer, rising to chief operating officer and ultimately to chief executive officer,” said Citi Trends Board Chairman Brian Carney.  “We deeply appreciate his commitment and hard work.  We wish him well in all his future endeavors.”

Mr. Smith said, “It has been my great honor to serve Citi Trends for the past 12 years.  I am proud to have contributed to the growth of this business that offers affordable urban fashion apparel and accessories for the entire family.  I am especially thankful to my long-time colleagues and to all our associates who serve our customers.  I believe the future of Citi Trends is bright and I will be cheering for the Company’s success.”

The Board has formed a search committee to identify the Company’s new CEO and retained an executive search firm to assist in the process.

During this period of transition, the Board also has appointed Peter Sachse to serve as Special Advisor to the CEO.  In this role, he will provide strategic advice and counsel to the CEO during the transition and will assist Mr. Smith in pursuing the strategic objectives of the Board and positioning the Company to grow and deliver value for its customers, associates and shareholders.

Mr. Sachse has over three decades of experience at Macy’s Inc., including as chief growth officer, chief innovation and development officer, chief stores officer, chief marketing officer and as chief executive officer of macy’s.com.  He is recognized for his exceptional record of architecting, growing and transforming consumer retail engagement for Macy’s, Inc. across a variety of functions, channels and brands.  As CEO of macys.com, he led all aspects of the company’s online presence to deliver 10x growth over six years.

Mr. Sachse said, “I look forward to working with the team at Citi Trends to capture the exciting opportunities in the value retail space and to ensure that this period of transition is one of forward momentum for the Company.”

“As we look to the future, we see opportunity to leverage our strong balance sheet and loyal customer base as we innovate with new merchandising, marketing and distribution strategies,” Mr. Carney said.  “Citi Trends is focused on improving its merchandising strategies and execution, expanding its non-apparel offerings, executing its cost cutting initiatives, and exploring new markets, including testing new stores in predominantly Hispanic areas. We are committed to making the changes necessary to thrive and grow to the benefit of our customers, employees and shareholders.”

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family. The Company operates 561 stores located in 32 states. Citi Trends’ website address is www.cititrends.com. CTRN-G

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives of management for future operations and our intentions and ability to pay dividends and complete any share repurchase authorizations, are forward-looking statements that are subject to material risks and uncertainties. The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings or sales guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in the Company’s filings with the Securities and Exchange Commission, including those set forth under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 3, 2018.These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends. Any forward-looking statements by the Company, with respect to earnings or sales guidance, the Company’s intention to declare and pay dividends, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith President and Chief Executive Officer (912) 443-2075